Exhibit 99.1

Enservco Lender East West Bank Extends Maturity Date of Company’s Term Loan and Working Capital Line of Credit

DENVER, CO – February 2, 2021 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced that its lender, East West Bank, has extended the maturity date of the Company’s $17 million term loan and $1 million working capital line of credit by one year – from October 15, 2021, to October 15, 2022.

“We appreciate East West Bank’s positive move as we continue to take steps to strengthen our balance sheet and build our business,” said Rich Murphy, CEO. “This one-year extension gives us added financial flexibility well into 2022 to operate our business and take advantage of the upturn in the oil and gas markets.”

About Enservco

Through its various operating subsidiaries, Enservco provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2019, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include management’s ability to strengthen the balance sheet, build the business and take advantage of the upturn in oil and gas markets. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contacts:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-880-9000

Email: jay@pfeifferhigh.com

Marjorie Hargrave

President and Chief Financial Officer

Enservco Corporation

mhargrave@enservco.com